AMENDMENT NO. 6 TO CREDIT AGREEMENT

     THIS AMENDMENT NO. 6 TO CREDIT AGREEMENT, dated as of June 23, 1999 (this "Amendment"), is made among the following:



               (i) SAFETY COMPONENTS INTERNATIONAL, INC., a Delaware corporation (herein, together with its successors and assigns, the "Company" or a "Borrower");

               (ii) AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL GmbH & CO. K.G. (formerly Phoenix Airbag GmbH & Co. K.G.), a company organized under the laws of the Federal Republic of Germany (herein, together with its successors and assigns, the "German Borrower" or a "Borrower"),

               (iii) AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL LIMITED, a company organized under the laws of the United Kingdom (herein, together with its successors and assigns, the "British Borrower" or a "Borrower");

               (iv) each of the  financial  institutions  signatory  hereto as a
          Lender   (herein,   together  with  their   successors   and  assigns,
          individually a "Lender" and collectively, the "Lenders"); and

               (v) KEYBANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (the "Administrative Agent") for the Lenders under the Credit Agreement:

         PRELIMINARY STATEMENTS:

         (1) The Borrowers, the Lenders, and the Administrative Agent have previously entered into the Credit Agreement, dated as of May 21, 1997, as amended by (i) Amendment No. 1 thereto, dated as of June 2, 1997, (ii) Amendment No. 2 thereto, dated as of July 15, 1997, (iii) Amendment No. 3 thereto, dated as of July 30, 1998, (iv) Amendment No. 4 thereto, dated as of October 9, 1998 and (v) Amendment No. 5 thereto, dated as of February 9, 1999 (as so amended and in effect immediately prior to the Effective Date of this Amendment, the "Credit Agreement"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

         (2) The Borrowers have requested the Administrative Agent and the Lenders to modify certain of the financial covenants contained in the Credit Agreement and certain of the other terms and provisions of the Credit Agreement, all as more fully set forth below.

         NOW, THEREFORE, the parties hereby agree as follows:

         SECTION 1.        AMENDMENTS TO CREDIT AGREEMENT.

         1.1. Definitions. On and as of the Effective Date of this Amendment provided for in section 5 hereof, section 1.1 of the Credit Agreement is amended by adding in proper alphabetical order or by amending in their entirety, as applicable, the following terms:

         "Adjusted Fixed Charge Coverage Ratio" shall mean, for any Testing Period, the ratio of (i) EBITDA plus cash and Cash Equivalents of the Company and its Subsidiaries as of the end of such Testing Period to (ii) the sum of (A) Total Cash Interest Expense, (B) scheduled or mandatory repayments, prepayments or redemptions of the principal of Indebtedness (including required reductions in committed credit facilities), (C) without duplication of any amount included under the preceding clause (B), scheduled payments representing the principal portion of Capitalized Lease Obligations, (D) Dividends, (E) Consolidated Capital Expenditures and (F) provision for taxes based on income and franchise taxes, in each case for such Testing Period.

         "Amendment No. 6" shall mean Amendment No. 6 to Credit Agreement, dated as of June 23, 1999, among the Borrowers, the Lenders named therein, and the Administrative Agent.

         "Amendment No. 6 Effective Date" shall mean the "Effective Date" as defined in Amendment No. 6.

         "Applicable Commitment Fee Rate" shall mean 37.50 basis points per annum.


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         "Applicable  Eurocurrency  Margin"  shall  mean  in  the  case  of  any
Revolving Loan which is a Eurocurrency Loan, (i) from and including the Amendment Closing Date referenced in Amendment No. 6 through June 30, 2000, 300 basis points per annum and (ii) thereafter, in accordance with the terms of the Interest Rate/Fee Letter.

         "Applicable Prime Rate Margin" shall mean in the case of any Revolving Loan which is a Prime Rate Loan, (i) from and including the Amendment Closing Date referenced in Amendment No. 6 through June 30, 2000, 50 basis points per annum and (ii) thereafter, in accordance with the terms of the Interest Rate/Fee Letter.

         "Approved Business Plan" shall mean the one year business plan of the Company and its Subsidiaries, including financial projections for fiscal year 2000, delivered to the Lenders on or about May 20, 1999.

         "Domestic Subsidiary" shall mean any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any United States possession, the chief executive office and principal place of business of which is located in, and which conducts the majority of its business within, the United States of America and its territories and possessions.

         "EBIT" shall mean for any period, (A) the sum of the amounts for such period of, without duplication, (i) Consolidated Net Income (exclusive of the effect thereon of any foreign currency translation adjustments made thereto),
(ii) provisions for taxes based on income and franchise taxes and (iii) Total Interest Expense less (B) gains on sales of assets (excluding sales in the ordinary course of business) and extraordinary gains plus (C) extraordinary losses and other non-cash charges, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "EBITDA" shall mean for any period, (A) the sum of the amounts for such period of, without duplication, (i) Consolidated Net Income (exclusive of the effect thereon of any foreign currency translation adjustments made thereto),
(ii) provisions for taxes based on income and franchise taxes, (iii) Total Interest Expense and (vi) depreciation and amortization less (B) gains on sales of assets (excluding sales in the ordinary course of business) and extraordinary gains plus (C) extraordinary losses and other non-cash charges, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Interest Coverage Ratio" shall mean, for any Testing Period, the ratio of (i) EBIT to (ii) Total Cash Interest Expense.

         "Interest Rate/Fee Letter" shall mean the letter agreement dated as of the date of Amendment No. 6, among the Borrowers, the Administrative Agent and the Lenders, as the same may be from time to time further amended, modified and/or supplemented.

         "Notice Office" shall mean the office of the Administrative Agent at 711 Westchester Avenue, White Plains, New York 10604, Attention: Brendan Sachtjen (telephone: (914) 681-8301; facsimile: (914) 681-8350), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Company from time to time.

         "Subordinated  Notes"  shall  have  the  meaning  provided  in  section
10.1(d).

         "Testing Period" shall mean for any determination a single period consisting of the four consecutive fiscal quarters of the Company then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular month, months, fiscal quarter or quarters then last ended which are so indicated in such provision.

         "Total Cash Interest Expense" shall mean total cash interest expense (including that which is capitalized and that attributable to Capital Leases) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedge Agreements, all as determined in accordance with GAAP.



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



         1.2. Effect of Foreign Currency Exchange Rates. On and as of the Effective Date of this Amendment, a new section 1.5 is added to the Credit Agreement, reading in its entirety as follows:

                  1.5. Effect of Foreign Currency Exchange Rates on Covenant Calculations. For purposes of calculating the financial covenants contained in sections 9.7 through 9.11 of this Agreement, the budgeted foreign currency exchange rates attached to Amendment No. 6 as Exhibit A shall be used to determine Consolidated Net Income with respect to any Foreign Subsidiary.

         1.3. Commitments for Loans. On and as of the Effective Date of this Amendment, no Borrower may incur additional Revolving Loans or request any Letters of Credit. Revolving Loans outstanding on the Effective Date of this Amendment may, at the option of the applicable Borrower, be maintained as, or converted into, Revolving Loans which are Prime Rate Loans or Eurocurrency Loans denominated in Dollars or an Alternative Currency, provided that all Revolving Loans part of the same Borrowing shall consist of Revolving Loans of the same currency and Type, may be repaid or prepaid in accordance with the provisions of the Credit Agreement, and shall not exceed for any Lender at any time outstanding the aggregate principal amount which, when added to the product at such time of (A) such Lender's Revolving Facility Percentage times (B) the aggregate Letter of Credit Outstandings, equals the Revolving Commitment of such Lender at such time. Revolving Loans to the Company which are Eurocurrency Loans may only be denominated in Dollars.

         1.4. Interest on Loans. On and as of the Effective Date of this Amendment, section 2.7 of the Credit Agreement is amended to read in its entirety as follows:

                  2.7. Interest on Loans. (a) The unpaid principal amount of each Loan which is a Prime Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a fluctuating rate per annum which shall at all times be equal to the Applicable Prime Rate Margin for such Loan plus the Prime Rate in effect from time to time.

                  (b) The unpaid principal amount of each Loan which is a Eurocurrency Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurocurrency Margin for such Loan plus the relevant Eurocurrency Rate.

                  (c) Notwithstanding  the above provisions,  if a Default under section 10.1(a) or Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall thereafter bear interest, payable on demand, at a rate per annum equal to 2% per annum above the interest rate otherwise applicable thereto. If any amount (other than the principal of and interest on the Loans) payable by any Borrower under the Credit Documents is not paid when due, such amount shall thereafter bear interest, payable on demand, at a rate per annum equal to the Prime Rate in effect from time to time plus 2% per annum.

                  (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable, in respect of each Loan, (i) monthly in arrears on the last Business Day of each month and (ii) on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) All computations of interest hereunder shall be made in accordance with section 13.7(b).

                  (f) Each Reference Bank agrees to furnish the Administrative Agent timely information for the purpose of determining the Eurocurrency Rate for any Borrowing consisting of Eurocurrency Loans. If any one or more of the Reference Banks shall not timely furnish such information, the Administrative Agent shall determine the Eurocurrency Rate on the basis of timely information furnished by the remaining Reference Banks. The Administrative Agent upon determining the interest rate for any Borrowing shall promptly notify the Company (on behalf of any applicable Borrower) and the Lenders thereof.

         1.5. Effectiveness of Pricing Change. All Loans outstanding on or after the Amendment Closing Date provided for in section 5 of this Amendment shall reflect any increase in the interest margin applicable thereto which is provided for in section 1.4 of this Amendment for all periods from and after the Amendment Closing Date. The

CL:  406182v7
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increase  in the  Applicable  Commitment  Fee  Rate  effected  pursuant  to this
Amendment shall be effective for all periods from and after the Amendment Closing Date.

         1.6. Field Audit and Collateral Monitoring Expenses. Effective on and as of the Effective Date, section 4.1(d) of the Credit Agreement is amended by adding the following at the end thereof:

         The Company will pay to the Collateral Agent such fees as the Collateral Agent may from time to time invoice at its standard rates for field audit and other examinations and reviews conducted from time to time of the Company's and its Domestic Subsidiaries' inventory and eligible receivables and other aspects of the Company's assets, liabilities and operations, and the Company will also reimburse the Collateral Agent for all reasonable out-of-pocket costs and expenses incurred by the Collateral Agent in connection therewith, including, without limitation, reasonable fees, costs and expenses of independent auditors, appraisers, equipment brokers, and other professionals employed by the Collateral Agent in connection therewith; provided that unless a Default or Event of Default then exists and is continuing, the Company shall not be required to reimburse the Collateral Agent for more than two field audits in any fiscal year. Such invoices shall be paid promptly and in any event within 20 days after the date of submission to the Company. The Administrative Agent may debit the Company's master concentration account to the extent any such invoices remain unpaid after 20 days.

         1.7. Voluntary Reduction of Commitments. On and as of the Effective Date of this Amendment, section 4.2 of the Credit Agreement is amended to read in its entirety as follows:

                  4.2 Termination or Reduction of Commitments. The Borrowers shall have no right to terminate the Total Revolving Commitment or the Total Commitment unless (i) contemporaneously therewith all Revolving Loans and Unpaid Drawings are paid or prepaid in full, together with accrued interest thereon, and (ii) after giving effect thereto there are no Letter of Credit Outstandings.

         1.8. Mandatory Adjustments of Commitments, etc. On and as of the Effective Date of this Amendment, section 4.3 of the Credit Agreement is amended in its entirety to read as follows:

                  4.3. Mandatory Adjustments of Commitments, etc. (a) The Total Revolving Commitment (and the Revolving Commitment of each Lender) shall terminate on the earlier of (i) the Maturity Date and (ii) the date on which a Change of Control occurs.

                  (b) The Total Revolving Commitment shall be permanently reduced at the time that any voluntary prepayment of Revolving Loans is made pursuant to section 5.1, in an amount equal to such prepayment. Any such reduction shall be applied to proportionately and permanently reduce the Revolving Commitment of each Lender.

                  (c) The Total Revolving Commitment shall be permanently reduced at the time that any mandatory prepayment of Revolving Loans would be made pursuant to section 5.2(c), (d), (e) or (g) if Revolving Loans were then outstanding in the full amount of the Total Revolving Commitment, in an amount at least equal to the required prepayment of principal of Revolving Loans which would be required to be made in such circumstance. Any such reduction shall be applied to proportionately and permanently reduce the Revolving Commitment of each Lender. The Company will provide at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), of any reduction of the Total Revolving Commitment pursuant to this section 4.3(d), specifying the date and amount of the reduction.

         1.9. Voluntary Prepayments. On and as of the Effective Date of this Amendment, section 5.1 of the Credit Agreement is amended to read in its entirety as follows:

                  5.1. Voluntary Prepayments. Any Borrower shall have the right to prepay any of its Revolving Loans, in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) such Borrower (or the Company on its behalf) shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Revolving Loans, the amount of such


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         prepayment  and  (in the  case  of  Eurocurrency  Loans)  the  specific
         Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by (x) 11:00 A.M. (local time at the Notice Office) three Business Days prior to the date of such prepayment, in the case of any prepayment of Eurocurrency Loans, or (y) 12:00 noon (local time at the Notice Office) on the date of such prepayment, in the case of any prepayment of Prime Rate Loans, and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal of at least $100,000 or an integral multiple of $100,000 in excess thereof, in the case of Loans which are Prime Rate Loans, and at least $100,000 or an integral multiple of $100,000 in excess thereof, in the case of Loans which are Eurocurrency Loans, provided that no partial prepayment of Eurocurrency Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (iv) each prepayment of Eurocurrency Loans pursuant to this section 5.1 on any date other than the last day of the Interest Period applicable thereto shall be accompanied by any amounts payable in respect thereof under section 2.10.

         1.10. Mandatory Prepayments and Scheduled Repayments. On and as of the Effective Date of this Amendment, sections 5.2(a) and (b) of the Credit Agreement are amended to read in their entirety as follows:

                  5.2 Mandatory Prepayments and Scheduled Repayments. (a) If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of Revolving Loans plus (ii) the aggregate amount of Letter of Credit Outstandings, exceeds the Total Revolving Commitment as then in effect, the Borrowers shall prepay on such date that principal amount of Revolving Loans and, after Revolving Loans have been paid in full, Unpaid Drawings, in an aggregate amount equal to such excess. If, after giving effect to the prepayment of Revolving Loans and Unpaid Drawings, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Commitment as then in effect the Company shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the
         Administrative Agent shall hold such payment as security for the obligations of the Company hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Company (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Company until the proceeds are applied to the secured obligations).

                  (b)      [Reserved]

         1.11. Affirmative Covenants. On and as of the Effective Date of this Amendment, section 8.1 of the Credit Agreement is amended by (i) inserting the following paragraphs (c) and (d) immediately following section 8.1(b), (ii) re-designating the remaining paragraphs as appropriate, (iii) amending section 8.1(e) (as so redesignated) to read in its entirety as set forth below, and (iv) inserting a new paragraph (k) immediately following section 8.1(j) (as so redesignated):

                  (c) Monthly Financial Statements. Within 20 days after the end of each calendar month in each fiscal year of the Company, the unaudited condensed consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries as at the end of such month and the related unaudited condensed consolidated and consolidating statement of income for such month and such portion of the fiscal year ended with the last day of such month, which shall be certified on behalf of the Company by the Chief Financial Officer or other Authorized Officer of the Company, subject to changes resulting from normal year-end audit adjustments, and together with such balance sheets and statements of income, a comparison of the year to date results against the Approved Business Plan and the financial projections delivered in connection therewith, with detailed explanations of any variance from such Approved Business Plan and projections of greater than 5%.

                  (d) Information as to Collateral. Within 20 days after the end of each calendar month, (i) a written report, reasonably satisfactory in form and scope to the Administrative Agent, as to the inventory, accounts receivable and accounts payable of the Company and its Subsidiaries, setting forth the type, amount, value, location and aging of inventory and accounts receivable as of the end of such month, such report to detail the information as to inventory and receivables as set forth on Exhibit B to Amendment No. 6 and (ii) such other financial information related to the foregoing as the Administrative Agent may reasonably request.


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                  (e) Officer's Compliance Certificates.  (i) At the time of the delivery of the financial  statements  provided for in sections 8.1(a),
         (b) and (c), a certificate on behalf of the Company of the Chief Financial Officer or other Authorized Officer of the Company to the effect that, (A) to the best knowledge of the Company, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall be substantially in the form attached as Exhibit C to Amendment No. 6 and shall set forth the calculations required to establish compliance with the provisions of sections 9.4, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10 and 9.11 of this Agreement (to the extent that such sections contain provisions that require measurement as of the date for which the certificate is delivered) and (B) to the best knowledge of the Company, no default or event of default under the Indenture relating to the Subordinated Notes exists, and if any such default or event of default does exist, specifying the nature and extent thereof and (ii) at the time of the delivery of the financial statements provided for in section 8.1(c), a certificate on behalf of the Company of the Chief Financial Officer or other Authorized Officer of the Company showing the amount of cash and Cash Equivalents held by the Company and its Subsidiaries as of the end of the previous month, detailing the location of such cash and Cash Equivalents by particular account and country.

                  (k) Notice of Defaults. Immediately, and in any event within two Business Days after the Company obtains knowledge thereof, notice of the occurrence of any Default (as defined in the Subordinated Notes or the Indenture related thereto).

         1.12. Acquisitions and Dispositions. On and as of the Effective Date of this Amendment, the following is added at the end of section 9.2 of the Credit
Agreement:

         Notwithstanding  anything  to the  contrary  contained  above  in  this section 9.2, from and after June 1, 1999, the Company shall not, and shall not permit any Subsidiary to, (i) without the prior written consent of all of the Lenders, make or otherwise effect any Acquisition or (ii) make or otherwise effect any Asset Sale involving property with a fair value, together with the fair market value of all property subject to an Asset Sale after June 1, 1999, in excess of $100,000 unless (x) at least 90% of the proceeds from such sale are received in cash, (y) the Company notifies the Administrative Agent in writing no later than ten days after such Asset Sale and (z) proceeds from such Asset Sale in excess of $100,000 are deposited immediately upon receipt in the special deposit account described in section 7.4 of Amendment No. 6.

         1.13. Liens. On and as of the Effective Date of this Amendment, section
9.3 of the Credit Agreement is amended by amending paragraph (k) thereof to read in its entirety as follows:

                  (k) Liens (i) placed upon Real Property, improvements thereto, equipment or machinery used in the ordinary course of business of the Company or any Subsidiary at the time of (or within 270 days after) the acquisition or completion of construction thereof by the Company or any such Subsidiary to secure Indebtedness incurred to pay all or a portion of the purchase price or construction cost thereof or (ii) existing on property or other assets at the time acquired by the Company or any Subsidiary or on assets of a person at the time such person first becomes a Subsidiary of the Company (other than any such Liens which were created at the time of or in contemplation of the acquisition of such assets or person by the Company or any of its Subsidiaries); provided (A) in the case of any such acquisition of a person, any such Lien attaches only to the property and assets of such person, (B) in the case of any such acquisition of property or assets by the Company or any Subsidiary, any such Lien attaches only to the property and assets so acquired or constructed and not to any other property or assets of the Company or any Subsidiary, and (C) the Indebtedness secured by any such Lien is permitted by sections 9.4(c), 9.4(e) or 9.4(j).

         1.14. Indebtedness.  On and as of the Effective Date of this Amendment, section 9.4 of the Credit
Agreement is amended to read in its entirety as follows:

                  9.4 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Company or any of its Subsidiaries, except:

                  (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (b) Indebtedness of Automotive Safety Components International, s.r.o., a Foreign Subsidiary, in the original aggregate principal amount of approximately $7,500,000 (or the equivalent in any applicable currency or currencies), used to finance Real Property, improvements and related properties subject to Liens permitted by section 9.3(j), and an unsecured guaranty by the Company of such Indebtedness; and any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice);

                  (c) Indebtedness of the Company or any Subsidiary (i) subject to Liens permitted by section 9.3(k), provided that the aggregate principal amount of such Indebtedness incurred in any fiscal year shall not exceed an amount equal to 80% of Consolidated Capital Expenditures for such year; and any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice);

                  (d) unsecured Subordinated Indebtedness of the Company in the aggregate principal amount of up to $5,000,000 (or such larger amount as may be approved by the Required Lenders), having a weighted average life to maturity (computed in accordance with standard financial practice) at the time of incurrence thereof in excess of 5 years, incurred pursuant to a public offering, Rule 144A offering or private placement with institutional investors, of the Company's subordinated unsecured debt securities;

                  (e) to the extent not otherwise permitted pursuant to the foregoing clauses, Indebtedness of the Company and its Foreign Subsidiaries not in excess of $5,000,000 (or the equivalent in any applicable currency or currencies) outstanding at any time, which Indebtedness may be secured solely by accounts receivable located outside of the United States;

                  (f) Existing Indebtedness, to the extent not otherwise permitted pursuant to the foregoing clauses; and any refinancing, extension, renewal or refunding of any such Existing Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted life to maturity thereof (computed in accordance with standard financial practice);

                  (g) Indebtedness of the Company or any Subsidiary under Hedge Agreements;

                  (h) Indebtedness of the Company to any of its Subsidiaries, and Indebtedness of any of the Company's Subsidiaries to the Company or to another Subsidiary of the Company, in each case to the extent permitted under section 9.5;

                  (i)      Guaranty Obligations permitted under section 9.5; and

                  (j) Indebtedness of (A) the Company or any Domestic Subsidiary in respect of Capital Leases for assets acquired by the Company or any Domestic Subsidiary after March 27, 1999 or (B) any Foreign Subsidiary in respect of Capital Leases for assets acquired by such Foreign Subsidiary after March 27, 1999, provided that the aggregate principal portion of such Capital Leases may not exceed $6,500,000.

         1.15.  Dividends.  On and as of the Effective  Date of this  Amendment, section 9.6 of the Credit Agreement is amended to read in its entirety as follows:

                  9.6 Dividends, etc. The Company will not declare or pay any dividends (other than dividends payable solely in equivalent shares of capital stock of the Company) on, or make any other distribution or payment on account of (other than in shares of the capital stock of the Company), and the Company will not, and will not permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire, any shares of any class of the capital stock of the Company, whether now or hereafter outstanding (all of the foregoing, "Dividends").

         1.16. Total Senior Funded Debt/EBITDA Ratio; Minimum EBITDA; Minimum Net Income. On and as of the Effective Date of this Amendment, section 9.7 of the Credit Agreement is amended to read in its entirety as follows:

                  9.7. (a) Total Senior Funded Debt/EBITDA Ratio. The Company will not at any time permit the ratio of (i) the amount of Total Senior Funded Debt at such time to (ii) EBITDA for its Testing Period then most recently ended to be greater than the ratio shown below for any applicable period:


Period                                            Ratio

Any Testing Period ended on or after the                   1.50 to 1.00
fiscal quarter ended on or nearest to June 30,
2000


                  (b) Required Minimum Cumulative EBITDA. The Company will not at any time permit cumulative EBITDA from March 28, 1999 through any Testing Period indicated below to be less than the amount set forth opposite such Testing Period:


Testing Period                                    Cumulative Minimum
                                                  EBITDA

Month ending on or nearest to                               $2,300,000
April 30, 1999
Month ending on or nearest to                               $4,300,000
May 31, 1999
Month ending on or nearest to                               $6,000,000
June 30, 1999
Month ending on or nearest to                               $8,000,000
July 31, 2000
Month ending on or nearest to August 31,                    $9,400,000
1999
Month ending on or nearest to September 30,                 $11,200,000
1999
Month ending on or nearest to October 31,                   $14,700,000
1999
Month ending on or nearest to November 30,                  $18,000,000
1999
Month ending on or nearest to December 31,                  $19,800,000
1999
Month ending on or nearest to January 31,                   $23,000,000
2000
Month ending on or nearest to February 28,                  $26,400,000
2000
Month ending on or nearest to March 31,                     $30,000,000
2000

                  (c) Minimum Cumulative Net Income. The Company will not permit
         (i) its cumulative Consolidated Net Loss from March 28, 1999 through the fiscal quarter ending on or nearest to June 30, 1999 to be greater than $500,000, (ii) its cumulative Consolidated Net Loss from March 28, 1999 through the period of two fiscal quarters ending on or nearest to September 30, 1999 to be greater than $1,600,000, (iii) its cumulative Consolidated Net Loss from March 28, 1999 through the period of three fiscal quarters ending on or nearest to December 31, 1999 to be greater than $625,000 and (iv) its cumulative Consolidated Net Income from March 28, 1999 through the period of four fiscal quarters ending on or nearest to March 31, 2000 to be less than $1,000,000.

         1.17. Adjusted Fixed Charge Coverage Ratio; Fixed Charge Coverage Ratio; Interest Coverage Ratio. On and as of the Effective Date of this Amendment, section 9.8 of the Credit Agreement is amended to read in its entirety as follows:

         9.8. (a) Adjusted Fixed Charge Coverage Ratio. The Company will not permit its Adjusted Fixed Charge Coverage Ratio for any Testing Period to be less than the ratio shown below for any applicable period:


Period                                            Ratio

Testing Period for the fiscal quarter ending               2.15 to 1.00
on or nearest to June 30, 1999
Testing Period for the two fiscal quarters                 0.90 to 1.00
ending on or nearest to September 30, 1999
Testing Period for the three fiscal quarters               1.20 to 1.00
ending on or nearest to December 31, 1999
Testing Period for the four fiscal quarters                 .95 to 1.00
ending on or nearest to March 31, 2000

                  (b) Fixed Charge Coverage Ratio. The Company will not permit its Fixed Charge Coverage Ratio for any Testing Period to be less than the ratio shown below for any applicable period:


Period                                                     Ratio
-----------------------------------------                  ------------
Any Testing Period ended on or after the                   1.25 to 1.00
fiscal quarter ended on or nearest to June 30,
2000

                  (c) Interest Coverage Ratio. The Company will not permit its Interest Coverage Ratio for any Testing Period to be less than the ratio shown below for any applicable period:


Period Ending                                              Ratio
----------------------------------------------             ------------
Testing Period for the fiscal quarter ended on             2.00 to 1.00
or nearest to June 30, 1999
Testing Period for the two fiscal quarters                 0.70 to 1.00
ended on or nearest to September 30, 1999
Testing Period for the three fiscal quarters               1.25 to 1.00
ended on or nearest to December 31, 1999
Any Testing Period thereafter                              1.20 to 1.00

         1.18. Capital Expenditures. On and as of the Effective Date of this Amendment, section 9.9 of the Credit Agreement is amended to read in its entirety as follows:

                  9.9. Capital Expenditures. The Company will not, and will not permit any of its Subsidiaries to, make or incur Consolidated Capital Expenditures during the following fiscal periods of the Company, in an aggregate amount in excess of (a) during the fiscal year ending on or nearest to March 31, 1999, $14,000,000, (b) during the fiscal year ending on or nearest to March 31, 2000, $12,000,000, and (c) during any subsequent fiscal year, $12,000,000.

         1.19. Certain Leases. On and as of the Effective Date of this Amendment, section 9.10 of the Credit Agreement is amended to read in its entirety as follows:

                  9.10.  Certain  Leases.  The  Company  will not (a) permit the aggregate payments (excluding any property taxes, insurance or maintenance obligations paid by the Company and its Subsidiaries as additional rent or lease payments) by the Company and its Subsidiaries on a consolidated basis under agreements to rent or lease any personal property for a period exceeding 12 months (including any renewal or similar option periods), other than pursuant to Capital Leases, to exceed $1,000,000 is any fiscal year of the Company; or (b) permit the aggregate fair value of property leased by the Company and/or its Subsidiaries pursuant to one or more Capital Leases from any single lessor (or related group of lessors), determined at the time of any applicable Capital Leases, to exceed $10,000,000.

         1.20. Minimum Consolidated Net Worth. On and as of the Effective Date of this Amendment, section 9.11 of the Credit Agreement is amended to read in its entirety as follows:

                  9.11. Minimum Consolidated Net Worth. The Company will not, at any time subsequent to June 30, 2000, permit its Consolidated Net Worth, without regard to foreign currency translation adjustments for any period, to be less than the Company's Consolidated Net Worth as of the last day of the fiscal year ended on or nearest to March 31, 1999, except that effective as of the end of the Borrower's fiscal quarter ended on or nearest to June 30, 1999, and as of the end of each fiscal quarter thereafter, the foregoing amount (as it may from time to time be increased as herein provided) shall be increased by 100% of Consolidated Net Income for the fiscal quarter ended on such date, if any (there being no reduction in the case of any such Consolidated Net Income which reflects a deficit).

         1.21. Events of Default. On and as of the Effective Date of this Amendment, section 10.1 of the Credit Agreement is amended by amending paragraph
(d) thereof to read in its entirety as follows:

                  (d) Cross Default Under Other Agreements: the Company or any of its Subsidiaries shall (i) default in any payment of principal or interest with respect to the Company's 101/8% Senior Subordinated Notes due 2007 (the "Subordinated Notes") or any other Indebtedness (other than the Obligations) owing to any Lender or any of its Affiliates or having an unpaid principal amount of $1,000,000 or greater, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to the Subordinated Notes or any other such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of the Subordinated Notes or any other such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or the Subordinated Notes or any other such Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or

         1.22.  Notices.  On and as of the  Effective  Date of  this  Amendment, section 13.3 of the Credit Agreement is amended to read in its entirety as follows:

                  13.3 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, (a) if to any Borrower, to such Borrower at 2160 N. Central Road, Ft. Lee, New Jersey 07024, Attention: Jeffrey J. Kaplan, Executive Vice President & Chief Financial Officer (facsimile: (201) 592-7501); (b) if to any Lender, at its address specified for such Lender on Annex I to the Credit Agreement; (c) if to the Administrative Agent, at its Notice Address; or (d) at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

         1.23. Modification of Certain Annexes. On and as of the Effective Date of this Amendment, (i) Annexes I, II, III, V, VI and VII to the Credit Agreement are amended to read in their entirety as the same are set forth in Exhibit D to Amendment No. 6 and (ii) Annex IV to the Credit Agreement is amended by the addition of the following information:


Name and Address of          Name and Address of Secured         Place of Filing      Filing            Collateral
Debtor                       Party                                                    Records           Designation
                                                                                      Information
Automotive Safety            KeyCorp Leasing,                    Secretary of         8/11/98           Equipment
Components, Inc.             a Division of Key Corporate         State of New         1853975           and Proceeds
2160 N. Central Road         Capital, Inc.                       Jersey
Fort Lee, NJ 07024           54 State Street, 9th Floor
                             Albany, NY 12207





         SECTION 2.        WAIVERS.

         2.1. Waivers. On the Effective Date, the Administrative Agent and the Lenders waive (i) any default occasioned under the Credit Agreement as a result of the failure of the Company, prior to the Effective Date of Amendment No. 6, to comply with any financial covenants contained therein as in effect immediately prior to the effectiveness of this Amendment No. 6 and (ii) any default occasioned under the Credit Agreement as a result of the existence of the junior lien created by the Master Equipment Lease Agreement dated as of July 10, 1998, between KeyCorp Leasing, a division of Key Corporate Capital, Inc. and the Company, and each Lender hereby consents to the existence and continuation of such Lien on the Collateral.

         SECTION 3.        REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants as follows:

         3.1. Authorization, Validity and Binding Effect. This Amendment has been duly authorized by all necessary corporate action on the part of each Borrower, has been duly executed and delivered by a duly authorized officer or officers of each Borrower, and constitutes the valid and binding agreement of each Borrower, enforceable against such Borrower in accordance with its terms.

         3.2. Representations and Warranties True and Correct. Except as set forth on Exhibit E to this Amendment, the representations and warranties of the Company contained in the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate only to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct when made.

         3.3. No Event of Default, etc. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute a Default or an Event of Default.

         3.4. Compliance. Each Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party.

         3.5. Recent Financial Statements. The Company has furnished to the Lenders and the Administrative Agent complete and correct copies of the proposed final and definitive audited consolidated balance sheets of the Company and its consolidated subsidiaries as of the end of its fiscal years ended on or nearest to March 31, 1999 and the related proposed final and definitive audited consolidated statements of income, shareholders' equity, and cash flows of the Company and its consolidated subsidiaries for the fiscal year then ended, accompanied by the proposed final and definitive unqualified report thereon of the Company's independent accountants, as proposed to be filed with the SEC. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Company and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject to any minor adjustments, none of which will involve a Material Adverse Effect.

         3.6. Financial Projections. The financial projections included in the Approved Business Plan were prepared on behalf of the Company in good faith after taking into account the existing and historical levels of business activity of the Company and its Subsidiaries, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Company and its Subsidiaries to be pertinent thereto. Such financial projections were considered by management of the Company, as of such date of preparation, to be realistically achievable; provided, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Company's projected consolidated results as set forth in such financial projections will actually be realized. No facts are known to the Company at the date hereof which, if reflected in such financial projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

         3.7. No Domestic Unencumbered Real Property Owned in Fee. At the date hereof neither the Company nor any Domestic Subsidiary owns in fee any Real Property which is not subject to the Lien of a Security Document.

         3.8. Prior Credit Events Permitted by Indenture, etc. All Loans incurred under the Credit Agreement and outstanding on the date hereof, and all Letters of Credit issued under the Credit Agreement and outstanding on the date hereof, were incurred or issued in compliance with all applicable provisions of the Indenture, dated as of July 24, 1997 (the "Indenture"), relating to the Subordinated Notes. After giving effect to this Amendment, the Revolving Loans from time to time outstanding under the Credit Agreement, and the Letters of Credit from time to time outstanding under the Credit Agreement, will constitute "Permitted Indebtedness", as defined in the Indenture, or are otherwise permitted under Section 4.12 of the Indenture. No Collateral has been granted to the Collateral Agent by any Credit Party as security for the Obligations in violation of any of the terms or provisions of the Indenture. The execution, delivery and performance of this Amendment by the Company and the other Borrowers, and the consummation by the Credit Parties of the transactions contemplated hereby, does not and will not involve any breach or violation of any of the terms or provisions of the Indenture, and does not and will not result in an Event of Default thereunder. Both at the date hereof and after giving effect to the transactions contemplated by this Amendment, no Event of Default has occurred and is continuing under, and as defined in, the Indenture. After giving effect to this Amendment, the Revolving Loans and reimbursement obligations in respect of Letters of Credit constitute "Senior Indebtedness", as defined in the Indenture.

         SECTION 4.        RATIFICATIONS.

         The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

         SECTION 5.        CONDITIONS; BINDING EFFECT.

         This Amendment shall become effective as of, and with retroactive effect to, March 27, 1999 (the "Effective Date"), if and only if, on a Business Day (the "Amendment Closing Date") or before June 24, 1999, all of the following conditions shall have been satisfied:

                  (a) this Amendment shall have been executed by each Borrower and the Administrative Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

                  (b) the Acknowledgment and Consent appended hereto shall have been executed by the Credit Parties named therein, and counterparts thereof as so executed shall have been delivered to the Administrative Agent;

                  (c) the Administrative Agent shall have been notified by each Lender that such Lender has executed this Amendment (which notification may be by facsimile or other written confirmation of such execution);

                  (d) the Company shall have paid to the Administrative Agent, in immediately available funds, for the pro rata account of and for immediate distribution to the Lenders in accordance with their Commitments, a nonrefundable amendment fee as consideration for the execution and delivery of this Amendment, in the aggregate amount specified in the Interest Rate/Fee Letter as being payable on the Amendment Closing Date;

                  (e) the Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a Solvency Certificate of the Chief Financial Officer of the Company, dated on or shortly prior to the Amendment Closing Date and otherwise substantially in the form attached to the Credit Agreement as Exhibit H;

                  (f) the Administrative Agent and each of the Lenders shall have received complete and correct copies of the consolidated balance sheet of the Company and its Subsidiaries as of March 27, 1999 and the related consolidated statements of income, shareholders' equity and cash flow of the Company and its consolidated Subsidiaries for the fiscal year then ended, accompanied by the compliance certificate required by section 8.1(c);

                  (g) the Administrative Agent and each of the Lenders shall have received a copy of the Approved Business Plan, and each of the Lenders shall be satisfied, in its sole discretion, with the Approved Business Plan;

                  (h) the Company shall have delivered evidence satisfactory to the Administrative Agent and the Lenders in their sole discretion that the Net Loss of the Company, before provision for taxes, for the fiscal year ending on or nearest to March 31, 1999 is not greater than $(16,000,000);

                  (i) the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders, dated as of the Amendment Closing Date, from Swidler Berlin Shereff Friedman LLP, counsel to the Company, covering such matters incident to the transactions contemplated hereby as the Administrative Agent may require, such opinion to be in form and substance satisfactory to the Administrative Agent;

and thereafter this Amendment shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent, and each Lender and their respective permitted successors and assigns. After this Amendment becomes effective, the Administrative Agent will promptly furnish a copy of this Amendment to each Lender and the Company on behalf of each Borrower and confirm the specific Effective Date hereof.

         SECTION 6.        CERTAIN ADDITIONAL PROVISIONS;
                           RELEASE OF ANY CLAIMS BY BORROWER
                           AND OTHER CREDIT PARTIES.

         6.1. Confirmation of Certain Outstanding Amounts. The Borrowers, the Administrative Agent and the Lenders hereby acknowledge and agree that, as of the close of business on June 18, 1999, $37,900,000 aggregate principal amount of Revolving Loans was outstanding under the Credit Agreement, all of which was denominated in Dollars, and the Letter of Credit Outstandings consisted of $2,064,949, all of which was denominated in Dollars.

         6.2. Circumstances of Amendment; No Duress, etc. The Company and each other Credit Party each hereby represents and warrants to, and stipulates, covenants and agrees with, the Administrative Agent and the Lenders that: (i) no representations, warranties, statements, promises or inducements, oral or written, have been made by the Administrative Agent, any Lender, or any of their respective officers, directors, employees, agents, representatives, consultants, advisors, counsel or Affiliates, to any Credit Party (or any of its officers, directors, employees, agents, representatives, consultants, advisors, counsel or Affiliates) concerning the existence or absence of any Default or Event of Default under the Credit Agreement, as amended by this Amendment, or the likelihood that the Company will be able to remain in compliance with the financial and other covenants contained in the Credit Agreement, as amended by this Amendment, for any period of time or under any particular set of circumstances, foreseen or unforeseen, or concerning any future willingness or unwillingness of the Lenders to hereafter grant any waivers under the Credit Agreement or to hereafter enter into any further or subsequent amendments, supplements or other modifications thereof or of any of the other Credit Documents or any agreements or instruments referred to therein; (ii) this Amendment, the other Credit Documents, and all of the other agreements, instruments, certificates and documents to which any Credit Party is a party or which have been delivered on its behalf in connection herewith, have been executed and delivered voluntarily after due deliberation by officers of the Company and the other Credit Parties, consultations by the Company and the other Credit Parties with Swidler Berlin Shereff Friedman, LLP, counsel for the Company and the other Credit Parties, and negotiations between the Company and the other Credit Parties, on the one hand, and the Administrative Agent and the Lenders on the other hand; (iii) neither the Administrative Agent, nor any Lender, nor any of their respective officers, directors, employees, agents, representatives, consultants, advisors, counsel or Affiliates, has exerted or attempted to exert any improper or unlawful pressure, or has in any way induced or attempted to induce, through coercion, threats, unreasonable demands or requirements, or other improper or unlawful means, any particular or general conduct or course of action on the part of the Company or any of the other Credit Parties (including the execution and delivery of this Amendment and the other agreements, instruments, certificates and documents contemplated hereby), which the Company and the other Credit Parties had not freely and independently determined to be prudent, proper and appropriate under the circumstances; and
(iv) without limitation of the foregoing, the Company and each of the other Credit Parties has, to the extent deemed necessary or advisable in its or their sole discretion, been advised and assisted by its or their counsel, Swidler Berlin Shereff Friedman, LLP, in connection with the negotiation of this Amendment and the consideration of any and all legal matters related hereto or to the other Credit Documents or the transactions and circumstances related thereto.

         6.3. Release. In order to induce the Lenders to enter into this Amendment, effective as of the Amendment Closing Date, the Company and each of the other Credit Parties each hereby agrees to release, and does hereby release and discharge, and each further agrees not to make any claim for, or assert in any proceeding, by way of claim or counterclaim, or by way of defense or set-off or otherwise, any and all claims, damages, losses, expenses, liabilities, obligations, defenses, recoupments, objections, actions and causes of action, that any Credit Party may now or as of such Amendment Closing Date have, whether known or unknown, of every nature and to all extent whatsoever, whether based on negligence, fraud, misrepresentation, undue or improper influence, or interference in business operations, opportunities or other contracts, or tort, strict liability, contract or other conduct or action or failure to act, against the Administrative Agent, any Lender, or any of their respective officers, directors, employees, agents, representatives, consultants, advisors, counsel or Affiliates, on account of or in any way, directly or indirectly, touching, concerning, arising out of or founded upon or related to, the Credit Documents, including Amendment No. 6, or the transactions contemplated thereby, or the lending or other banking relationships related thereto, or any actions or failure to act in connection therewith; provided that the foregoing release will not extend to any claim arising after the Amendment Closing Date to the extent that such claim is based on conduct of the Administrative Agent or any Lender occurring after the Amendment Closing Date. The Credit Parties acknowledge and agree that they understand that the Administrative Agent and the Lenders would not have entered into this Amendment but for, among other things, the provisions of this section 6.3. The Company and each of the other Credit Parties hereby confirms that it has agreed to the provisions of this section 6.3 freely and of its own volition, with full knowledge of the effect and extent of the various releases, waivers and agreements herein contained and of the importance to the Administrative Agent and the Lenders thereof, and after having had an opportunity to discuss this matter with its own counsel, freely selected by it.


         SECTION 7.        CERTAIN ADDITIONAL COVENANTS.

         From and after the Amendment Closing Date, the Company will comply with the following additional covenants, and the Company and the other Borrowers agree that breach of any of the following additional covenants will constitute an immediate Event of Default under the Credit Agreement without the necessity of any notice from the Administrative Agent or any Lender with regard thereto:

         7.1. Lockbox Arrangements. (a) On or before the Amendment Closing Date, the Company will establish deposit accounts with, and enter into lockbox agreements with, the Collateral Agent, and cause each of its Domestic Subsidiaries to do likewise, all of which arrangements shall be satisfactory in form and substance to the Collateral Agent. Any such deposit accounts with the Collateral Agent shall be considered a Cash Collateral Account as provided in the Security Agreement.

         (b) On or before the Amendment Closing Date, the Company will cause all funds to be paid to the Borrower and its Domestic Subsidiaries by customers, account debtors and others to be paid to said lockboxes and deposited in said accounts with the Collateral Agent.

         (c) No later than the Amendment Closing Date, the Company will cease using deposit accounts, (other than the payroll or petty cash accounts detailed by Company and Subsidiary on Exhibit F to this Amendment) and any lockbox arrangements with any financial institution other than the Collateral Agent, and cause each of its Domestic Subsidiaries to do likewise, it being understood that the Company and its Domestic Subsidiaries may continue using controlled disbursement accounts with other financial institutions as and to the extent permitted by the Collateral Agent, acting in its reasonable discretion.

         (d) Such lockbox agreements with the Collateral Agent shall provide, among other things, that once the Company and its Domestic Subsidiaries shall have so established such lockbox agreements and deposit accounts with the Collateral Agent, and funds shall be received by the Collateral Agent as contemplated thereby, (A) if no Default under section 10.1(a) of the Credit Agreement or Event of Default shall have occurred and be continuing, the Collateral Agent will immediately release such funds so received by it to or as directed by the Company, or (B) if a Default under section 10.1(a) of the Credit Agreement or Event of Default shall have occurred and be continuing, the Collateral Agent shall have sole and complete dominion over all funds so received and shall, on a daily or similar frequent basis, promptly apply such funds to the Loans and other obligations secured by the Security Agreement, and after all Loans and other obligations secured by the Security Agreement have been satisfied and the Total Commitment has been terminated, release any surplus remaining to the Borrower or to whomsoever shall be lawfully entitled thereto.

         7.2. Establishment of Special Deposit Account with Collateral Agent. Within five Business Days following the Amendment Closing Date, the Company will convert to cash the entire cash and money market fund balances currently held by the Company and its Domestic Subsidiaries in its accounts with brokers, mutual funds and other investment firms (other than the payroll or petty cash accounts described on Exhibit F to this Amendment), the current value of which accounts has been disclosed to the Lenders, and transfer such resulting cash balances, by wire transfer of immediately available funds, to a special deposit account established with the Collateral Agent (which special deposit account shall be considered a Cash Collateral Account as provided in the Security Agreement) from which the Company may make such payments as it may elect, provided that the Collateral Agent reserves the right, at any time, to require the Company to, and the Company agrees that it will, if the Collateral Agent so exercises such right, pledge such special deposit account and all proceeds thereof to the Collateral Agent, and grant the Collateral Agent sole dominion and control thereof, as collateral for the equal and ratable security of the Obligations and any other obligations secured by the Security Agreement.

         7.3. Concentration Account. The Company and its Subsidiaries shall make arrangements, which arrangements shall be satisfactory in form and substance to the Collateral Agent, to cause, on and after the Amendment Closing Date, all cash and other funds on deposit in any deposit account (other than the payroll accounts described on Exhibit F to this Amendment) at the end of any Business Day, to the extent such funds exceed $25,000 in the aggregate, to be deposited into the Company's master concentration account with KeyBank, account number 3238 9000 5099.

         7.4. Establishment of Sale Proceeds Account with Collateral Agent. Within five Business Days following the Amendment Closing Date, the Company will establish with the Collateral Agent a special deposit account (which special deposit account shall be considered a Cash Collateral Account as provided in the Security Agreement) into which the Company shall deposit, immediately upon the receipt thereof, (i) Cash Proceeds in excess of $250,000 received from any one or more Asset Sales on or after June 1, 1999 and (ii) proceeds received from any one or more sales of the capital stock (or other equity interests) of any Subsidiary or on account of the merger or consolidation of any Subsidiary with a person that is not a Subsidiary of the Company. In addition, at the end of each fiscal quarter of the Company, the Company shall deposit into the special deposit account cash in an amount equal to the difference, if any, between (A) actual cash and Cash Equivalents held by the Company and its Subsidiaries as of such date and (B) 150% of the cash and Cash Equivalents projected to be held on such date by the Company and its Subsidiaries in the financial projections contained in the Approved Business Plan. Funds deposited in such special deposit account may be released at the sole discretion of the Lenders upon application therefor by the Company for use by the Company to purchase, construct or otherwise acquire capital assets to be used in the business of the Company or its Subsidiaries.

         7.5. Lien Searches, etc. The Company will promptly and in any event within 45 days following the Amendment Closing Date, cause its counsel to deliver to the Lenders and the Administrative Agent complete UCC, judgment and lien (including tax liens) searches against the Company and each of the Domestic Subsidiaries and their respective properties, including copies of all pertinent filings, in all jurisdictions in the United States in which the Borrower or any of its Domestic Subsidiaries has its chief executive or registered office, maintains an office or owns or leases property, together with a chart summarizing in reasonable detail all such filings, including the name of the secured party, the filing office, filing number and filing date, and the collateral covered.

         7.6. Machinery and Equipment Appraisal. The Company, at its own cost and expense, will promptly and in any event (i) no later than August 1, 1999, deliver to the Administrative Agent a comprehensive schedule of all machinery and equipment owned by the Company and its Subsidiaries, including make, model, date of manufacture, serial number, location, indication of whether owned or leased, and description of related indebtedness, if any, and (ii) no later than September 1, 1999, deliver to the Lenders and the Administrative Agent an appraisal of the orderly liquidation value and forced liquidation value of the machinery and equipment owned by the Company and its Domestic Subsidiaries and located in the United States, and an inventory valuation analysis with respect to all Inventory owned by the Company and its Domestic Subsidiaries and located in the United States, such appraisal and valuation to be satisfactory in form and substance to the Administrative Agent and prepared by an independent appraiser selected and engaged by the Administrative Agent and the Lenders.

         SECTION 8.        MISCELLANEOUS.

         8.1. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrowers, each Lender and the Administrative Agent and their respective permitted successors and assigns.

         8.2. Amendments, Waivers. No term or provision included in this Amendment (including specifically, but without limitation, this section 8.2 and the amendments to the Credit Agreement effected by this Amendment), nor any term or provision of the Credit Agreement or any of the other Credit Documents, as from time to time in effect, nor any term or provision of any of the other agreements or instruments related to any of the foregoing, may be changed, amended or otherwise modified, nor may performance thereof be waived, except pursuant to a written instrument signed by each Borrower and all of the Lenders.

         8.3. Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan or other Credit Event shall affect the representations and warranties or the right of any Agent or any Lender to rely upon them.

         8.4. Reference to Credit Agreement. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         8.5. Expenses. Without limiting any terms or provisions of the Credit Agreement, the Company agrees to pay on demand all reasonable costs and expenses incurred by the Administrative Agent and/or any of the Lenders (including, without limitation, reasonable out-of-pocket costs and expenses of any special counsel for the Administrative Agent or any individual Lender; and reasonable costs and expenses of appraisers, consultants, surveyors, independent accountants, financial advisors, and lien and title searches and policies of title insurance), in connection with (i) the preparation, negotiation, and execution of this Amendment, any other documents referred to herein and any subsequent proposed amendments to, or waivers of, the Credit Agreement or any of the other Credit Documents, (ii) the enforcement or preservation of any rights under the Credit Agreement and/or the other Credit Documents, as the same may from time to time be in effect, (iii) any analysis of the financial condition of the Company and its Subsidiaries, their properties, assets, operations, and/or the collateral position of the Lenders, and/or (iv) the administration of the Credit Agreement and the other Credit Documents, as the same may from time to time be in effect. The Administrative Agent may debit the Company's master concentration account to the extent any such invoices remain unpaid after 20 days.

         8.6. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

         8.7. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         8.8. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         8.9. Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

         8.10. Further Assurances. Without limitation of any of the obligations of the Company or any of its Subsidiaries under this Amendment or any of the Credit Documents, the Company will, and will cause each of its Subsidiaries to, at the expense of the Company, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent, the Collateral Agent and/or the Lenders, from time to time, all such agreements, mortgages, deeds of trust, trust deeds, security agreements, pledge agreements, collateral assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments, and take such further lawful steps and actions, as the Administrative Agent may consider reasonably necessary or appropriate in order to give full effect to the intent and provisions of this Amendment and the other Credit Documents.

         8.11. Jury Trial Waiver, Limitations of Liability, etc. For the avoidance of doubt, the parties confirm that the provisions of section 13.8(c), section 13.17, 13.18, 13.19 and 13.20 of the Credit Agreement apply to this Amendment and the transactions contemplated hereby as fully as if such provisions had been set forth in full in this Amendment.

         8.12. Counterparts. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

                                      [Signatures are on the following page.]

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.



SAFETY COMPONENTS INTERNATIONAL,                           KEYBANK NATIONAL ASSOCIATION,
INC.                                                       individually and as Administrative Agent

By:   /s/Jeffrey J. Kaplan                                 By:   /s/Brendan Sachtjen
---------------------------------                                -------------------------
         Executive Vice President                                   Senior Vice President


AUTOMOTIVE SAFETY COMPONENTS                               FLEET BANK
INTERNATIONAL LIMITED

By:   /s/Jeffrey J. Kaplan                                 By:   /s/Andrew J. Maidman
---------------------------------                                ---------------------
         Executive Vice President                                   Vice President


AUTOMOTIVE SAFETY COMPONENTS
INTERNATIONAL GmbH & CO. K.G.,
by its General Partner, Phoenix Airbag
Verwaltungs GmbH


By:By:   /s/Jeffrey J. Kaplan
-----------------------------
            Attorney in Fact




                                     ANNEX I

                            INFORMATION AS TO LENDERS




Name of Lender           Commitment           Domestic Lending Office                Eurocurrency Lending Office
---------------          --------------       ----------------------------           ----------------------------
KeyBank National         Revolving Loan       KeyBank National Association           KeyBank National Association
Association              Commitment:          711 Westchester Avenue                 711 Westchester Avenue
                                              White Plains, NY 10604                 White Plains, NY 10604
                         $20,000,000

                                              Contacts/Notification Methods:

                                              711 Westchester Avenue
                                              White Plains, NY 10604
                                              Attn:  Brendan Sachtjen
                                              Fax:  (914) 681-8350

                                              Brendan Sachtjen
                                              Senior Vice President
                                              Direct Dial:  (914) 681-8301

                                              Contacts for Borrowings,
                                              Payments:

                                              Kathy Maldonado
                                              Administrative Assistant
                                              Direct Dial:  (914) 681-8300
                                              Fax:  (914) 681-8350

                                              Payment Instructions:

                                              ABA # 021 300 077
                                              Attn:
                                              Ref:  Safety Components
                                              International, Inc.




Fleet Bank               Revolving Loan       Fleet Bank                        Eurocurrency Lending Office
                         Commitment:          1 Federal Street
                                              Boston, MA 02211
                         $20,000,000


                                              Contacts/Notification Methods:

                                              777 Main Street
                                              Mail Stop:  CT/MOH21A
                                              Hartford, CT  06115
                                              Attn:  Andrew Maidman
                                              Direct Dial:  (860) 986-4572
                                              Fax:  (860) 986-2435

                                              Contacts for Borrowings,
                                              Payments:

                                              Sonia Echevarria
                                              777 Main Street
                                              Mail Stop:  CT/MOH21B
                                              Hartford, CT   06115
                                              Direct Dial:  (860) 986-7789
                                              Fax:  (860) 986-7624

                                              Payment Instructions:

                                              ABA # 021300019
                                              Account # 1510351-03102
                                              Attn: Sonia Echevarria
                                              Ref:  Safety Components
                                              International, Inc.


                           ACKNOWLEDGMENT AND CONSENT

     For the avoidance of doubt, and without limitation of the intent and effect of sections 6 and 10 of the Subsidiary Guaranty (as each of such terms is defined in the Credit Agreement referred to in the Amendment No. 6 to Credit Agreement (the "Amendment"), to which this Acknowledgment and Consent is appended), each of the undersigned hereby unconditionally and irrevocably (i) acknowledges receipt of a copy of the Credit Agreement and the Amendment, (ii) consents to all of the terms and provisions of the Credit Agreement as amended by the Amendment, and (iii) joins in and agrees to be bound by all of the terms and provisions and releases provided in section 6 of the Amendment which are applicable to the Credit Parties, as fully as if the undersigned had been a signatory to the Amendment.

     Capitalized terms which are used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement referred to herein. This Acknowledgment and Consent is for the benefit of the Lenders, the Administrative Agent, the Collateral Agent, and any Hedge Creditor (as defined in the Subsidiary Guaranty) which may be a third party beneficiary of the Subsidiary Guaranty or any Security Document, and their respective successors and assigns. No term or provision of this Acknowledgment and Consent may be modified or otherwise changed without the prior written consent of the
Administrative Agent, given as provided in the Credit Agreement. This Acknowledgment and Consent shall be binding upon the successors and assigns of each of the undersigned. This Acknowledgment and Consent may be executed by any of the undersigned in separate counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Acknowledgment and Consent as of the date of the Amendment referred to herein.

                                     AUTOMOTIVE SAFETY COMPONENTS
                                       INTERNATIONAL, INC.
                                     ASCI HOLDINGS GERMANY (DE), INC.
                                     ASCI HOLDINGS CZECH (DE), INC.
                                     ASCI HOLDINGS MEXICO (DE), INC.
                                     ASCI HOLDINGS U.K (DE), INC.
                                     ASCI HOLDINGS ASIA (DE), INC.
                                     VALENTEC SYSTEMS, INC.
                                     GALION, INC.
                                     VALENTEC INTERNATIONAL
                                       CORPORATION, LLC
                                     SAFETY COMPONENTS FABRIC
                                       TECHNOLOGIES, INC.
                                     CSSC, INC.
                                     ASCI HOLDINGS POLAND (DE), INC.
                                     ASCI HOLDINGS BRAZIL (DE), INC.


                                     By:   /s/Jeffrey J. Kaplan
                                           ----------------------------
                                              Executive Vice President
                                              of each of the above

                      SAFETY COMPONENTS INTERNATIONAL, INC.
           AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL GmbH & CO. K.G.
               AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL LIMITED
                                  as Borrowers

                                       And

                            THE LENDERS NAMED HEREIN
                                   as Lenders

                                       And

                          KEYBANK NATIONAL ASSOCIATION
                             as Administrative Agent







                              ---------------------

                                 AMENDMENT NO. 6
                                   dated as of
                                  June 23, 1999
                                       to
                                CREDIT AGREEMENT
                                   dated as of
                                  May 21, 1997
                              ---------------------


                                        2